EXHIBIT 10.2

EXECUTION COPY

AMENDMENT TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”) is made as of May 16, 2008, by and among HEALTHEXTRAS, INC., a Delaware corporation (the “Buyer”); HOSPISCRIPT SERVICES, LLC, a Delaware limited liability company (“HospiScript”), CONCEPT PHARMACEUTICALS, LLC, an Alabama limited liability company (“Concept” and, together with HospiScript and each Subsidiary of HospiScript or Concept, collectively, the “Company”); and JAMES B. LITTLE, III, in his capacity as Selling Parties’ Representative for each of the Sellers.

RECITALS:

WHEREAS, the parties to this Amendment are parties to the Membership Interest Purchase Agreement, dated as of April 7, 2008 (the “Agreement”);

WHEREAS, the parties to this Amendment desire to make certain modifications to the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as set forth below:

1. Unless otherwise specified, capitalized terms used and not otherwise defined in this Amendment shall have the same meanings as set forth in the Agreement.

2. The Purchase Agreement shall hereby be amended to include the following new definitions:

“‘Revenue Earnout Escrow Release’ means any release of funds by the Escrow Agent pursuant to Sections 2.11(a) or (b).”

“‘Revenue Earnout Operating Income’ is defined in Section 2.11(d).”

“‘Revenue Earnout Payment’ is defined in Section 2.11(c).”

3. A new Section 2.11 shall hereby be added to the Purchase Agreement as follows:

“Section 2.11. Revenue Earnout Escrow Release.

(a) If an amount equal to two (2) times the Company’s Operating Income for Year 1 is less than $9,600,000, then the Buyer and the Selling Parties’ Representative shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release an amount equal to $1,000,000 from the Escrow Account to the Buyer. Such joint written instruction shall be executed and delivered within 30 days following the Buyer’s and the Selling Parties’ Representative’s receipt of internal financial statements for the Company, but in no event later than December 31, 2008.

(b) Except as provided in Section 2.11(d), if the Company’s Operating Income for Year 2 is less than $14,000,000, then the Buyer and the Selling Parties’ Representative shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release an amount equal to $1,000,000 from the Escrow Account to the Buyer. Such joint written instruction shall be executed and delivered within 30 days following the completion of the audited financial statements of the Buyer for Year 2.

(c) In addition to receipt of the proceeds set forth in Section 2.5, the Sellers shall be entitled to receive from the Company or the Buyer their Allocable Portion of an amount (such amount, the “Revenue Earnout Payment”) determined in accordance with the criteria set forth in Section 2.11(d).

(d) If (i) the sum of (A) the Company’s Operating Income for Year 1 plus (B) the Company’s Operating Income for Year 2 (such sum, the “Revenue Earnout Operating Income”) is equal to or greater than $18,800,000, and (ii) the Company’s Operating Income for Year 2 is equal to or greater than $14,000,000, then the Revenue Earnout Payment shall be an amount equal to 25% of the excess of the Revenue Earnout Operating Income over $18,800,000, provided that, notwithstanding the foregoing, in no event shall the Revenue Earnout Payment exceed $2,000,000, regardless of the amount of the Revenue Earnout Operating Income. If (x) the Revenue Earnout Operating Income is equal to or greater than $18,800,000, and (y) the Company’s Operating Income for Year 2 is less than $14,000,000, then the Buyer shall not be entitled to the release from escrow provided for in Section 2.11(b).

(f) The Company or the Buyer shall pay to each of the Sellers an amount in cash equal to such Seller’s Allocable Portion of the applicable Revenue Earnout Payment (if any) by wire transfer of immediately available funds pursuant to the Purchase Price Bank Account(s). Such payments (if any) shall be made within 30 days following the completion of the audited financial statements of the Buyer for Year 2.

(g) During Year 1 and Year 2, the Buyer, the Company and the Sellers, as applicable, shall conduct the Company’s business and operations without any intent to prejudice or artificially enhance the Sellers’ right to receive the Revenue Earnout Payment or the Buyer’s right to any Revenue Earnout Escrow Release, and shall not enter into any agreement that would prohibit the Buyer or the Company from making the Revenue Earnout Payment, or the Selling Parties’ Representative or the Escrow Agent from making any Revenue Earnout Escrow Release, if and when the Revenue Earnout Payment or a Revenue Earnout Escrow Release is due or otherwise interfere therewith. Without limiting the generality of the foregoing, the Company shall be maintained as a separate Subsidiary of the Buyer, and the Buyer will exercise good faith and fair dealing in its transactions with the Company. Notwithstanding anything in this Section 2.11 to the contrary, the Buyer and the Company shall have no liability for any action taken in good faith; it being agreed and understood that the Revenue Earnout Payment and the Revenue Earnout Escrow Release is not guaranteed, are set at levels that reflect strong future performance, and that the Buyer and the Company may make business decisions in good faith which they believe to be appropriate but in hindsight may directly or indirectly affect the likelihood that the Sellers receive the Revenue Earnout Payment or that the Buyer receives the Revenue Earnout Escrow Release.

(h) In the event that the Buyer or the Company enter into any agreement, arrangement or understanding with the Earnout Sellers to reduce the thresholds for the Earnout Payments pursuant to Section 2.9 hereof, or to alter or amend the definition of Operating Income or the calculation thereof, then such agreement, arrangement or understanding shall apply mutatis mutandis to the Revenue Earnout Payments, any Revenue Earnout Escrow Release and/or the calculation of Operating Income hereunder.”

4. Effect of Amendment. The parties hereto agree that except as expressly amended or waived hereby, all terms of the Purchase Agreement shall remain in full force and effect.

5. Complete Agreement. This Amendment and the Purchase Agreement constitute (along with the documents referred to in this Amendment and the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof. From and after the execution of a counterpart hereof by the parties hereto, any reference to the Purchase Agreement, including the documents referred to therein, shall be deemed to be a reference to the Purchase Agreement, including the other documents referred to therein, as amended hereby.

6. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic copies (such as .pdf copies) and shall be considered an original signature of the signing party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or has caused this Amendment to be duly executed and delivered in its name on its behalf by its duly authorized Representative, all as of the day and year first above written.

BUYER:

HEALTHEXTRAS, INC.

By	/s/ Michael P. Donovan
Its	Chief Financial Officer

COMPANY:

HOSPISCRIPT SERVICES, LLC

By	/s/ Shannon G. Speir
Shannon G. Speir
Its	Chief Executive Officer

CONCEPT PHARMACEUTICALS, LLC

By	/s/ Shannon G. Speir
Shannon G. Speir
Its	Chief Executive Officer

SELLERS:

By	/s/ James B. Little, III
James B. Little, III
As Selling Parties’ Representative